EXHIBIT A

                             JOINT FILING AGREEMENT

In accordance with Rule 13-d(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Return on Investment Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: December 17, 2004

                                         VERIFONE HOLDINGS, INC.

                                         By:   /s/ Barry Zwarenstein
                                             ---------------------------
                                         Title:  Chief Financial Officer


                                         VERIFONE INTERMEDIATE
                                         HOLDINGS, INC.

                                         By:  /s/ Barry Zwarenstein
                                             ---------------------------
                                         Title:  Chief Financial Officer

                                         VERIFONE, INC.

                                         By:  /s/ Barry Zwarenstein
                                             ---------------------------
                                         Title:  Chief Financial Officer